Exhibit 10.87

INSIGNIA SOLUTIONS PLC

AMERICAN DEPOSITARY SHARES
PURCHASE AGREEMENT

October 18, 2004

INSIGNIA SOLUTIONS PLC
AMERICAN DEPOSITARY SHARES
PURCHASE AGREEMENT

     This American Depositary Shares Purchase Agreement (the “Agreement”) is entered into as of this 18th day of October, 2004 (the “Effective Date”) by and between Insignia Solutions, plc, a public limited company incorporated under the laws of England and Wales (registered number: 1961960) (the “Company”), and the individuals and entities listed on Schedule A hereto (each a “Purchaser” and collectively the “Purchasers”).

SECTION 1

Sale of American Depositary Shares and Warrants

     1.1 Sale of American Depositary Shares. Subject to the terms and conditions hereof, on the Closing Date (as defined below), the Company will issue to each Purchaser, and each Purchaser will subscribe to the Company for, that portion of the Purchased Shares (as defined below) set forth opposite each such Purchaser’s name on Schedule A attached hereto at the Stock Purchase Price (as defined below). The term “Purchased Shares” shall mean an aggregate of 3,208,499 American depositary shares (“ADSs”), each ADS representing one ordinary share, 20 pence per share nominal value, of the Company (an “Ordinary Share”). The aggregate Stock Purchase Price is $1,540,080.64. The Stock Purchase Price per Purchased Share is seventy five percent (75%) of the average closing sale price of the Company’s ADSs over the five trading day period ending on the trading day prior to the Closing Date, as reported on the Nasdaq Market, provided however that the Stock Purchase Price per Purchased Share shall be no greater than $0.48 per ADS (subject to adjustment for share subdivisions in the share capital of the Company dividends and the like), and provided further that in no event shall the Stock Purchase Price per Purchased Share shall be no less than the U.S. Dollar equivalent of 20 pence per ADS.

     1.2 Issuance of Closing Date Warrants. Subject to the terms and conditions hereof, on the Closing Date, the Company will issue warrants to purchase that portion of the Warrant Shares (as defined below) of the Company (the “Closing Date Warrants”), in substantially the form attached as Exhibit A hereto, to each Purchaser as set forth opposite each such Purchaser’s name on Schedule A attached hereto. The exercise price per Warrant Share under the Closing Date Warrants shall be $1.06 (subject to adjustment for stock sub-divisions, dividends and the like). The purchase price of the Closing Date Warrants shall be $0.0001 per Warrant Share (the “Warrant Purchase Price” and together with the Stock Purchase Price, the “Purchase Price”). The Purchased Shares and the Warrant Shares are sometimes referred to herein as the “Securities.” The aggregate number of shares issuable under the Closing Date Warrants is 802,127 ADSs of the Company (subject to adjustment for stock sub-divisions, dividends and the like), which is equal to twenty five percent (25%) of the Purchased Shares.

     1.3 Closing Date. The closing (the “Closing”) of the purchase and sale of the Purchased Shares and the Closing Date Warrants shall be held at the offices of Heller Ehrman/Venture Law Group, 2775 Sand Hill Road, Menlo Park, California as soon as practical after the closing conditions in Sections 4 and 5 have been met or waived, but no later than 1:45 p.m. on the second business day after the date of this Agreement or as otherwise agreed between the Company and the Purchasers purchasing eighty percent (80%) of the Purchased Shares (the date of the Closing is hereinafter referred to as the “Closing Date”).

     1.4 Delivery. At the Closing, the Company will deliver to each Purchaser (i) a binding and irrevocable instruction letter to the Company’s transfer agent (Bank of New York) instructing the transfer agent to issue an American Depositary Receipt to such Purchaser representing the Purchased Shares and (ii) the Closing Date Warrant, against payment of the Purchase Price, by wire transfer of immediately available funds.

     1.5 Legend. The certificate or certificates for the Securities (and any securities issued in respect of or exchange for the Securities) shall be subject to a legend or legends restricting transfer under the Securities Act of 1933, as amended (the “Securities Act”) and referring to restrictions on transfer herein, such legends to be substantially as follows:

          (a) Legend for Securities sold to Purchasers resident in the United States:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

          (b) Legend for Securities sold to Purchasers resident outside the United States:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT OR ANOTHER EXEMPTION FROM REGISTRATION, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     The legends set forth above shall be removed and the Company shall issue a certificate without such legends to the holder of any of the Securities upon which it is stamped, if (a) the sale of such Security is registered under the Securities Act, or (b) in connection with the resale of such Security, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act, or (c) the Security can be sold to the public pursuant to Rule 144 under the Securities Act (“Rule 144”) and a registered broker-dealer provides to the Company a customary broker’s Rule 144 letter, or (d) such holder provides the Company with reasonable assurances that such Securities can be sold under Rule 144(k) of the Securities Act. Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legends have been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

     1.6 Independent Nature of Investors’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 2

Representations and Warranties of the Company

     The Company hereby represents and warrants to each Purchaser that, except as set forth on a Disclosure Schedule delivered to the Purchasers prior to the date of this Agreement, as of the Effective Date, the following representations are true and complete as of the Closing Date. For purposes of these representations and warranties, the term the “Company” shall include the following operating subsidiaries of the Company: Insignia Solutions Inc., a Delaware corporation, Insignia Solutions International Limited., organized under the laws of England and Wales and Insignia Solutions France SARL, organized under the laws of France.

     2.1 Organization. The Company is a corporation duly organized and validly existing under its jurisdiction of incorporation. The Company has the requisite corporate power and authority to own its properties, and to carry on its business as presently conducted. The

Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a materially adverse effect on the Company. Except as listed on the Disclosure Schedule, the Company has no subsidiaries or equity interest in any other entity. Each of the Company’s subsidiaries is wholly-owned by Insignia Solutions, plc, duly organized and validly existing under the laws of the jurisdiction of its incorporation, except where such failure does not have a materially adverse effect on the Company.

     2.2 Share Capital. The authorized share capital of Insignia Solutions, plc consists of: (i) 75,000,000 Ordinary Shares, of which at October 4, 2004, 29,403,396 shares are issued and outstanding, of which 28,575,189 shares are represented by ADSs, and 828,207 shares are Ordinary Shares in certificated form, and (ii) 3,000,000 Preferred Shares with an amount paid up per share liquidation preference, of which as of the date hereof, no shares are issued and outstanding. Of the unissued Ordinary Shares, 8,572,071shares are reserved for issuance pursuant to the Company’s share option plans, of which approximately 4,370,113 shares are issuable pursuant to outstanding options and 3,026,966 remain available for future grants. In addition, 334,799 shares are available for future grants pursuant to the Company’s 1995 Employee Share Purchase Plan. Also, 1,151,394 shares are reserved for issuance pursuant to warrants, notes and other convertible or exercisable securities (other than share options issued pursuant to the Company’s share option plans). All issued shares have been validly issued and are fully paid. Except as disclosed in the Disclosure Schedule, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any shares of the Company’s share capital or other securities other than pursuant to the Company’s stock plans. There are no preemptive rights or rights of first refusal or similar rights with respect to the issuance and sale of the Securities.

     2.3 Authorization. The Company has full corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement to be executed by it substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement,” and collectively with this Agreement and the Warrants (the “Transaction Documents”). The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy and English law as they may apply to the indemnification and contribution obligations pursuant to Section 1.7 of the Registration Rights Agreement.

     2.4 Valid Issuance. The Purchased Shares, Warrants and Warrant Shares are duly authorized, and when issued, in accordance with the terms of the Transaction Documents: (i) will be duly and validly issued, fully paid and free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company (except with respect to the Company’s obligation to notify the Inland Revenue in the United Kingdom of the issue of ADSs pursuant to section 68 of the United Kingdom Finance Act 1986); (ii) based in part upon the representations of the Purchasers in this Agreement, will be issued, sold and delivered in compliance with all applicable federal and state securities laws; and (iii) the holders of the Purchased Shares (and upon payment of the aggregate Exercise Price (as defined in the Warrants), the Warrant Shares) will be entitled to all the rights, preferences and privileges of the Company’s ADSs. The Company has sufficient authorized but unissued share capital out of which it will be able to allot and issue the Warrant Shares at such time as the Warrants are exercised.

     2.5 No Conflict. Except as disclosed in the Disclosure Schedule, the execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Association or the Memorandum of Association or any material agreement attached as an exhibit to the Company’s SEC Documents (as defined below), or any judgment, order, decree, statute, law, or ordinance applicable to the Company, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects, financial condition or operations of the Company.

     2.6 SEC Documents. Except as disclosed in the Disclosure Schedule, the Company has filed with the Securities and Exchange Commission (the “SEC”): (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, (iii) the Company’s Proxy Statement for the 2004 Annual Meeting of Stockholders, and (iv) all Current Reports on Form 8-K required to be filed by the Company with the Commission since December 31, 2003, copies of which have been made available to the Purchasers (the “SEC Documents”). The SEC Documents have been timely filed, were in substantial compliance with the requirements of their respective forms when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading; provided however that any information set forth in any SEC Document that is a forward-looking statement as defined in Rule 175(c) promulgated by the SEC under the Securities Act shall not be deemed to contain an untrue statement of material fact as long as such forward-looking statement was made at the time with a reasonable basis and in good faith. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended.

     2.7 Governmental Consents, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents, or the consummation of any other transaction contemplated hereby and thereby, except (i) such filings as may be required for purposes of effecting compliance with the securities and blue sky laws in the states in which the Securities are offered and/or sold (which compliance will be effected in accordance with such laws), and (ii) the Company’s obligation to notify the Inland Revenue in the United Kingdom of the issue of the ADSs pursuant to Section 68 of the United Kingdom Act 1986.

     2.8 Litigation. Other than as set forth in the SEC Documents, there is no action, suit, proceeding, claim, arbitration or investigation pending or as to which the Company has received any notice of assertion against the Company, which could reasonably be expected to result in a material adverse effect on the business, properties, prospects, financial condition or operations of the Company.

     2.9 No Material Change. Except as disclosed on the Disclosure Schedule, since June 30, 2004, the Company has not incurred any material liabilities or obligations, direct or contingent, nor has the Company bought back any of its share capital, nor paid or declared any dividends or entered into any transactions not in the ordinary course of business; and there has been no change in the capital stock or consolidated long term debt or short term obligations (other than in the ordinary course) of the Company or a material adverse change in the business, properties, prospects, financial condition or operations of the Company; provided, however that changes in the ordinary course of business consistent with past practices, including but not limited to the use of cash, variances in revenue and increases in liabilities in the ordinary course of business consistent with past practices, shall not be deemed to be a material adverse change.

     2.10 No Material Default. The Company (a) is not in violation of or default under any provision of its Articles of Association or Memorandum of Association, and (b) is not in violation of or default in any material respect under any provision of (i) any federal or state judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, or (ii) any material agreement attached as an exhibit to the SEC Documents, except such violations or defaults as would not alone or in the aggregate have a material adverse effect on the business, properties, prospects, financial condition or operations of the Company.

     2.11 Disclosure. No representation or warranty of the Company contained in this Agreement, the exhibits attached hereto or the SEC Documents, as updated by the Disclosure Schedule dated concurrently herewith (when read together and taken as a whole), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

     2.12 Solicitation. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities or (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act.

     2.13 Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets and other intellectual property rights necessary to conduct its business as now conducted (the “Intellectual Property Rights”). Except as set forth in the Disclosure Schedule, none of the Company’s Intellectual Property Rights have expired or been terminated. The Company does not have any knowledge of any infringement by the Company of any material Intellectual Property Rights of others, and, except as set forth on the Disclosure Schedule, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding any third party Intellectual Property Rights, which could reasonably be expected to have a material adverse effect on the business, properties, prospects, financial condition or operations of the Company. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers, which the Company believes contains provisions that are sufficient to protect the confidentiality of all technical information developed by and belonging to the Company. The Company is not aware that any of its employees or consultants is in violation thereof. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business.

     2.14 Eligibility to Use Form S-3. The Company is currently eligible to use Form S-3 for the registration of the Securities.

     2.15 Company not an “Investment Company”. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

     2.16 NASDAQ Compliance. The Company’s ADSs are listed on The Nasdaq SmallCap Market (the “Nasdaq SmallCap Market”). Except as disclosed in the Disclosure Schedule, the Company is currently in material compliance with the listing and maintenance requirements for continued listing of the ADSs on the Nasdaq SmallCap Market

     2.17 Questionable Payments. Neither the Company nor, to the knowledge of the Company, any of its current or former directors or officers, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) made any fictitious entries on the books and records of the Company; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

     2.18 Registration Rights. Except as may be described in, or filed as exhibits to, the SEC Documents, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority which have not be satisfied.

     2.19 Insurance. The Company maintains insurance with financially sound and reputable insurers in such amounts and covering such risks as is reasonably adequate and consistent with industry practice for the conduct of its business and the value of its property, all of which insurance is in full force and effect. The Company has not received notice from any insurer that has issued any insurance policy to the Company that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

     2.20 No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

     2.21 Governmental Authorizations. The Company has all permits, licenses and other authorizations of governmental authorities that are required for the conduct of its business and operations as presently conducted, the lack of which could materially and adversely affect the assets, financial condition, business prospects or operations of the Company. The Company is in material compliance with the provisions of its material permits, licenses and other governmental authorizations.

SECTION 3

Representations and Warranties of the Purchasers

     Each Purchaser hereby represents and warrants to the Company as follows as of the Effective Date:

     3.1 Investment. The Purchaser is acquiring the Securities and the Warrant for its own account, not as a nominee or agent and with no present intention of selling or otherwise distributing any of the Securities. Purchaser understands that, except as provided in the Registration Rights Agreement, the Securities purchased by the Purchaser from the Company pursuant to this Agreement have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein. Notwithstanding the foregoing, the Company acknowledges that Purchaser does not commit to hold the Securities or the Warrant for any minimum period of time, and that sales of such Securities or Warrant may be made any at time pursuant to valid registration or exemption under the Securities Act.

     3.2 Accredited Investor. The Purchaser is an “accredited investor” as defined by Rule 501(a) of the Securities Act. The SEC Documents have been made available to the Purchaser. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

     3.3 Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (S12001/1335), as amended, (“FPO”). To the extent that the Purchaser is a resident of the United Kingdom or would otherwise be subject to the Financial Services and Markets Act 2000, the Purchaser is either a person of a kind described in Article 19 (Investment Professionals), Article 49 (High Net Worth Companies, Unincorporated Association etc) and/or Article 50 (Sophisticated Investors) of FPO, as presently in effect.

     3.4 Authority. The Transaction Documents have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

     3.5 Government Consents, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby other than those filings required the Exchange Act.

     3.6 Investigation. The Purchaser has had a reasonable opportunity to discuss the Company’s business, management and financial affairs with the Company’s management.

     3.7 Stock Ownership. Except as disclosed in a letter attesting to the number of shares held by such Purchaser, which letter shall be signed by such Purchaser and delivered to the Company prior to the Closing, neither the Purchaser nor any group of which it is a member or to which it is related or with which it is affiliated, beneficially owns (including the right to acquire or vote) any securities of the Company as of the date hereof.

     3.8 Consent to Disclosure. Purchaser understands that the name and address of such Purchaser as provided to Nash Fitzwilliams Ltd (“NFL”) will be included on the Schedule of Purchasers attached as Schedule A hereto, and will be publicly filed with the Securities and Exchange Commission. Such information will also be publicly filed in connection with the Registration Statement, as defined in the Registration Rights Agreement. To the extent such Purchaser is a resident of the European Community, such Purchaser hereby consents to such disclosure and processing in accordance with the Data Protection Act of 1998 of the United Kingdom of England and Wales: (A) in connection with (i) its purchase of Shares and Warrants; (ii) the issuance of a certificate representing the Shares and Warrants in the name of such Purchaser and (iii) the Company’s obligation to deliver to such Purchaser any notices and other communications that may be required by the terms of this Agreement or otherwise; (B) as may be required by law or other regulatory body.

     3.9 Regulation S Representations. If the Purchaser’s address as listed on Schedule A hereto is an address outside of the United States, such Purchaser (i) represents that such Purchaser is not a “U.S. person,” as defined under Regulation S of the Securities Act (a “U.S. Person”), and is not acquiring the Securities or the Warrant (or the shares issuable on exercise of the Warrant) for the account or benefit of a U.S. Person, (ii) agrees to resell the Securities and the shares issuable on exercise of the Warrant only (a) in accordance with the provisions of Regulation S, (b) pursuant to registration under the Securities Act, or (c) pursuant to an available exemption from registration, and (iii) agrees not to engage in hedging transactions with regard to the Securities and the shares issuable on exercise of the Warrant unless in compliance with the Securities Act.

SECTION 4

Conditions to Obligations of the Purchasers

     The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

     4.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     4.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     4.3 No Action, Etc. Pending. There shall not at Closing be in effect any action, order, or other proceeding, preventing, enjoining or otherwise restraining the transactions contemplated by this Agreement.

     4.4 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate substantially in the form attached hereto as Exhibit C executed by a duly authorized officer, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 and certifying that, since the date of the Company’s most recent filing with the SEC, there has not been any material adverse change in the business, properties, prospects, financial condition or operations of the Company; provided, however that changes in the ordinary course of business consistent with past practices, including but not limited to the use of cash, variance in revenues, and increases in liabilities in the ordinary course of business consistent with past practices, shall not be deemed to be a material adverse change.

     4.5 Related Agreements. On or before the Closing, the Company and the Purchasers shall have executed and delivered counterparts of the Registration Rights Agreement in the form attached hereto as Exhibit B.

     4.6 Legal Opinion. The Purchasers shall have received a legal opinion from Heller Ehrman White & McAuliffe LLP, counsel to the Company, in substantially the form attached as Exhibit 4.6.

     4.7 Minimum Investment. The Company shall receive a minimum of $ 1,000,000 of aggregate purchase price in connection with the Closing (excluding commissions, fees and expenses payable in connection with the Closing).

     4.8 Listing. Promptly after the Closing, the Company shall file a Notice of Listing Additional Shares with respect to the listing of the Shares on the Nasdaq SmallCap Market.

SECTION 5

Conditions to Obligations of the Company

     The obligations of the Company under this Agreement are subject to the fulfillment on or prior to the Closing of each of the following conditions, unless otherwise waived by the Company:

     5.1 Representations and Warranties Correct. The representations and warranties made by the Purchasers in Section 3 hereof shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3 No Action, Etc. Pending. There shall not at Closing be in effect any action, order or other proceeding, preventing, enjoining or otherwise restraining the transactions contemplated by this Agreement.

     5.4 Counterpart Signatures. All parties to the Transaction Documents other than the Company shall have executed and delivered their signature pages to the Transaction Documents to the Company.

SECTION 6

Post-Closing Covenants of the Company

     6.1 Monthly Penalty Warrants. If the Registration Statement on Form S-3 (the “Registration Statement”) contemplated in the Registration Rights Agreement has not been declared effective by the Securities and Exchange Agreement before the date that is ninety (90) days after the Closing Date (the “Effectiveness Deadline”), the Company will issue on the Effectiveness Deadline to each of the Purchasers a warrant (a “Monthly Penalty Warrant”) to purchase ADSs equal to 1% of the shares purchased by such Purchaser at the Closing pursuant to Section 1.1, as set forth on Schedule A hereto. If the Registration Statement has not been declared effective before the one month anniversary of the Effectiveness Deadline, the Company will issue on the monthly anniversary of the Effectiveness Deadline to each Purchaser an additional Monthly Penalty Warrant to purchase ADSs equal to 1% of the shares purchased by such Purchaser at the Closing pursuant to Section 1.1, as set forth on Schedule A hereto, and provided further that the Company will issue an additional Monthly Penalty Warrant to each Purchaser on each subsequent monthly anniversary of the Effectiveness Deadline, if the Registration Statement has not been declared effective before such monthly anniversary of the Effectiveness Deadline. The exercise price for the shares underlying each Monthly Penalty

Warrant shall be the greater of: (i) 110% of the 5-day average closing sale price ending on the day prior to the Closing Date or (ii) 110% of the 5-day average closing sale price ending on the day prior to the issuance date of the applicable Monthly Penalty Warrant, provided however that the exercise price for the shares underlying the Monthly Penalty Warrants shall never be less than the U.S. Dollar equivalent of 20 pence per ADS, calculated by reference to the average currency conversion rate quoted by the Bank of America in London as the price for Pounds Sterling purchased with U.S. Dollars prevailing at the date the Monthly Penalty Warrant is exercised. Notwithstanding any provision hereof to the contrary, the Company shall not be required or permitted to issue any ordinary shares as part of the Monthly Penalty Warrants (or have its transfer agent or depositary issue any ADSs), if such issuance would breach the Company’s obligations under the United Kingdom Companies Act 1985. Furthermore, the number of ADS and/or underlying shares to be issued upon exercise of all or any of the Monthly Penalty Warrants shall not exceed in the aggregate 192,522 shares.

     6.2 Securities Law Disclosure; Publicity. The Company shall, (a) at or prior to 8:30 a.m., Eastern Standard Time, on the first day following the Closing Date on which trading occurs on the Nasdaq SmallCap Market (a “trading day”), issue a press release reasonably acceptable to Purchasers, disclosing the transactions contemplated hereby, and (b) on or before the second trading day following the Closing file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the transactions contemplated hereby and including this Agreement and the form of Warrant as exhibits thereto, in the form required by the Exchange Act. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than pursuant to the Registration Statement and exhibits to the 8-K Filing and other periodic filings made by the Company under the Exchange Act) or the NASD (other than pursuant to an application for the listing of the Shares on the Nasdaq SmallCap Market), without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or NASD regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

     6.3 Right of First Offer. If during the six months after the closing of this Agreement (the “Restricted Period”) the Company proposes to offer any shares other than (1) in connection with any future grant of options, warrants or the issuance of additional securities to employees, officers, directors or consultants of the Company pursuant to a stock option plan or stock purchase plan duly adopted by the Company’s board of directors and in effect on the date hereof, or in respect of the issuance of the Company’s Common Stock upon exercise of any such securities, (2) in connection with the exercise of warrants or other convertible securities that are outstanding as of the date of this Agreement, (3) in connection with a bona fide joint venture or development agreement or strategic partnership, the primary purpose of which is not to raise equity capital, (4) in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation, or (5) pursuant to that certain Securities Subscription Agreement between the Company and Fusion Capital Fund II, LLC, as may be amended(“RFO Shares”) the Company shall first make an offering of such RFO Shares to each Purchaser in accordance with the following provisions:

          (a) The Company shall deliver a notice (the “RFO Notice”) to the Purchasers stating (i) its bona fide intention to offer such RFO Shares, (ii) the number of such RFO Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such RFO Shares.

          (b) Within 5 calendar days after delivery of the RFO Notice, the Purchaser may elect to purchase for cash, at the price and on the terms specified in the RFO Notice, up to that portion of such RFO Shares which equals the product of: 1) the number of Purchased Shares purchased and then held by such Purchaser divided by the total number of Purchased Shares, multiplied by 2) the aggregate Stock Purchase Price divided by the proposed aggregate purchase price of the RFO Shares. Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder.

          (c) The Company may, following the expiration of the period provided in subsection 6.3(b) hereof, offer the remaining unsubscribed portion of the RFO Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice.

     6.4 Price Protection. If during the Restricted Period the Company closes a sale of RFO Shares, in which the per share purchase price of the RFO Shares is less than the Stock Purchase Price per Purchased Share, then, subject to and contingent upon the Company’s receipt of the requisite shareholder approval needed in order to ensure that the shares issued under this Section 6.4 do not result in a violation of Nasdaq Rule 4350(i)(1)(D) or of the Companies Act 1985 and the Company’s Articles of Association, the Company will issue each Purchaser credited as fully paid up at par by capitalization of the Company’s share premium account that number of Ordinary Shares in the capital of the Company, represented by ADSs (the “Price Protection Shares”) such that the quotient of (i) such Purchaser’s aggregate Purchase Price for Purchased Shares as listed on Exhibit A hereto divided by (ii) the sum of such Purchaser’s Purchased Shares as listed on Exhibit A hereto plus such Purchaser’s additional Price Protection Shares, equals the purchase price per share of the RFO Shares.

     6.5 Use of Proceeds. The proceeds of the sale of the Common Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

SECTION 7

Miscellaneous

     7.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     7.2 Filings. The parties shall consult and fully cooperate with and provide assistance to each other in preparing and filing as soon as practicable all consents, approvals and authorizations reasonably necessary or advisable to be made or obtained from any third-party or governmental agency in order to consummate the transactions contemplated hereby.

     7.3 Successors and Assigns. Neither party may assign its rights or obligations under this Agreement, except with the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

     7.4 Entire Agreement; Amendment. This Agreement, the Warrants, the Registration Rights Agreement and the other documents delivered pursuant hereto or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchasers holding 80% of the Purchased Shares. Any amendment or waiver effected in accordance with this Section 7.4 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

     7.5 Notices and Dates. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier and addressed to the party to be notified at such party’s address as set forth below, or to the Company at its address specified on its signature page hereto, or as subsequently modified by written notice. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

If to the Company:

Insignia Solutions plc 41300 Christy Street Fremont, CA 94538
Telephone:	510-360-3700
Facsimile:	510-360-3702
Attention:	Chief Financial Officer

With a copy to:

Heller Ehrman/Venture Law Group 2775 Sand Hill Road Menlo Park, CA 94025
Telephone:	650-854-4488
Facsimile:	650-324 0638
Attention:	Laurel Finch

If to Purchasers:	to the address listed on Schedule A for each Purchaser

And with a copy to:	Nash Fitzwilliams, Ltd.
31 Old Burlington Street
London, W1S 3AS

Tel: 011(44)(0)20 7851 7303
Fax: 011(44)(0)20 7851 7301

     7.7 Brokers.

          (a) Other than Nash Fitzwilliams Ltd. (“Nash Fitzwilliams”) the Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder other than Nash Fitzwilliams.

          (b) No Purchaser has engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on behalf of the Purchaser hereunder.

     7.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     7.9 Costs and Expenses. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

     7.10 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

     7.11 Publicity. The Purchasers and the Company shall not issue any public statement concerning the transactions contemplated by this Agreement and naming the parties therein without the reasonable prior written consent of the parties named in such public statement; provided, however, that the parties may disclose the transaction or the terms hereof or thereof from time to time without the approval of the party whose name is disclosed if (i) such approval has been requested and not received and such party concludes (after consulting with counsel) that it is required by law to disclose the transaction or the terms thereof or (ii) to the extent that similar disclosure has been previously approved pursuant to this Section 7.11.

     7.12 Captions and Headings. The captions and headings used herein are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     7.13 Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this American Depositary Shares Purchase Agreement to be executed by their respective authorized officers as of the date first written above.

INSIGNIA SOLUTIONS, PLC

By:

Its:

SIGNATURE PAGE TO AMERICAN DEPOSITARY SHARES PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this American Depositary Shares Purchase Agreement to be executed by their respective authorized officers as of the date first written above.

By:

Name:

Title:

SIGNATURE PAGE TO AMERICAN DEPOSITARY SHARES PURCHASE AGREEMENT

SCHEDULE A
SCHEDULE OF PURCHASERS

				Monthly Penalty
Name and Address of Purchaser	Purchase Price	Purchased Shares	Closing Date Warrant Shares	Warrant Shares
Hare & Co.	$100,000	208,333	52,083	2,083
C/O Finsbury Technology Trust
Close Finsbury Asset Management
10 Crown Place
London EC2A 4BT
UK
Mark Glatman	$45,000	93,750	23,438	938
c/o Abstract Securities Ltd. Queens House 34 Wellington Street
Leeds LS1 2DE UK
John Kirkland	$45,000	93,750	23,438	938
c/o Bowmer & Kirkland
High Edge Court
Heage Belper
Derbyshire DE56 2BW
UK
Willbro Nominees	$10,000	20,833	5,208	208
C/o William de Broe
6 Broadgate
London EC2M 2RP
UK
Attention: Terry Davis
Intercontinental Services Limited	$25,000	52,083	13,021	521
c/o Pinnacle Trustees
1 Britannia Place
Bath St
St Helier
Jersey, JE2 4SU
UK
Attn: Jodie Gray
Paul Ensor	$10,000	20,833	5,208	208
1 Hampstead Hill Mansions
Downshire Hill
London, NW3 1NY
UK

				Monthly Penalty
Name and Address of Purchaser	Purchase Price	Purchased Shares	Closing Date Warrant Shares	Warrant Shares
Mrs. Katherine Meadows	$300,000	625,000	156,250	6,250
Stanford Wood
Tutts Clump
Bradfield
Berks RG7 6JU
UK
Tony Fitzgerald	$25,000	52,083	13,021	521
91 Myrtle Avenue
Millburn, New Jersey 07041
USA
Tameen Auchi	$20,000	41,667	10,417	417
Dijla
Coombe Park
Kingston upon Thames
Surrey KT2 7JB
UK
Boston Fidelity Corporation	$100,000	208,333	52,083	2,083
3rd Floor, Windsor House
55 St. James Street
London SW1A 1LA
UK
Attention: Lindsay Sanford
Vince and Rosemary Pino	$100,000	208,333	52,083	2,083
31441 Island Drive
Evergreen, CO 80439
USA
Michael Pino	$50,000.16	104,167	26,042	1,042
31441 Island Drive
Evergreen, CO 80439
USA
Tiffany Pino	$50,000.16	104,167	26,042	1,042
31441 Island Drive
Evergreen, CO 80439
USA
Richard Zehner,Barbara Zehner	$225,000	468,750	117,188	4,688
co-trustee, Zehner
Family Trust dated
01/15/99
2 Oceancrest
Newport Coast , CA 92657
USA
Mark McMillan	$25,000	52,083	13,021	521
23496 Belaire Court
Los Gatos, CA 95033
USA

				Monthly Penalty
Name and Address of Purchaser	Purchase Price	Purchased Shares	Closing Date Warrant Shares	Warrant Shares
Robert Waley Cohen	$50,000.16	104,167	26,042	1,042
18 Gilston Road London SW10 9SR UK
Christopher Harding	$5,040	10,500	2,625	105
C/O Nomura International plc Nomuras House 1 St Martin’s- le-Grande London, EC1A 4 NP UK
Novelstack Ltd	$5,040	10,500	2,625	105
C/O W H Ireland Limited 24 Bennetts Hill Birmingham B25 DP UK
Basso Multi-Strategy Holding Fund Ltd	$115,500	240,625	60,156	2,406
1266 East Main Street Stamford, CT 06902 USA
Basso Equity Opportunity Holding Fund Ltd	$34,500	71,875	17,969	719
1266 East Main Street Stamford, CT 06902 USA
SRG Capital, LLC	$150,000	312,500	78,125	3,125
120 Broadway 40th Floor New York, New York 10003 USA
Marcus Edwards-Jones	$50,000.16	104,167	26,042	1,042
C.S.S.P. Dame 63 Aiola 52044 Cortona Italy
Total	$1,540,080.64	3,208,499	802,127	32,087

EXHIBIT A

CLOSING DATE WARRANT

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

INSIGNIA SOLUTIONS, PLC

COMPLIANCE CERTIFICATE

     The undersigned, Mark McMillan, hereby certifies as follows:

     1. The undersigned is the duly elected President and Chief Executive Officer of Insignia Solutions, plc., a public limited company incorporated under the laws of England and Wales (registered number: 1961960) (the “Company”).

     2. The representations and warranties of the Company set forth in Section 2 of the American Depositary Shares Purchase Agreement dated October 18, 2004 (the “Agreement”) are true and correct in all material respects as though made on and as of the date hereof.

     3. The Company has performed and complied with all covenants, agreements, obligations and conditions contained in the Agreement to be performed by the Company on or prior to the Closing Date.

     The undersigned has executed this Certificate this 18th day of October, 2004.

/s/ Mark McMillan Mark McMillan President and Chief Executive Officer

EXHIBIT 4.6

LEGAL OPINION

Exhibit omitted.